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                                                                    Exhibit 32.1


                                  CERTIFICATION

Pursuant to Section 906 of the Corporate Fraud Accountability Act of 2002 (18 U.S.C. Section 1350, as adopted), James M. McCluney, Chief Executive Officer of Vixel Corporation (the "Company"), and Kurtis L. Adams, Chief Financial Officer of the Company, each hereby certify that, to the best of their knowledge:

      1. The Company's Quarterly Report on Form 10-Q for the three- and six-month periods ended June 29, 2003, and to which this Certification is attached as Exhibit 32.1 (the "PERIODIC REPORT") fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and

      2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company as of June 29, 2003 and the results of its operations for the three- and six-month periods then ended.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 13th day of August, 2003.

                                                   /s/ James M. McCluney
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                                                     James M. McCluney
                                           President and Chief Executive Officer


                                                    /s/ Kurtis L. Adams
     ------------------------              -------------------------------------
                                                      Kurtis L. Adams
                                                  Chief Financial Officer